EXHIBIT 32.1

CERTIFICATION PURSUANT TO

 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Selway Capital Acquisition Corporation (the “Company”) on Form 10-K for the period ending December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Yaron Eitan, Chief Executive Officer of the Company, and Edmundo Gonzalez, Chief Financial Officer of the Company, certify that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Date: March 29, 2012	/s/ Yaron Eitan
Yaron Eitan
Chief Executive Officer
(Principal Executive Officer)

Date: March 29, 2012	/s/ Edmundo Gonzalez
Edmundo Gonzalez
Chief Financial Officer
(Principal Financial and Accounting Officer)